Exhibit 99.1

For Immediate Release

Contact: Jim Gattoni

Landstar System, Inc.

www.landstar.com

904-398-9400

October 23, 2014

LANDSTAR SYSTEM REPORTS RECORD QUARTERLY REVENUE OF

$819 MILLION AND RECORD QUARTERLY DILUTED EARNINGS

PER SHARE OF $0.82 IN THE THIRD QUARTER

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record third quarter net income of $36.8 million, or $0.82 per diluted share, on record revenue of $819 million in the 2014 third quarter. Revenue and diluted earnings per share for the 2014 third quarter were the highest quarterly revenue and diluted earnings per share in Landstar history. Landstar reported net income from continuing operations of $28.5 million, or $0.62 per diluted share, on revenue of $676 million in the 2013 third quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $121.1 million in the 2014 third quarter compared to $103.8 million in gross profit in the 2013 third quarter. Operating margin, representing operating income divided by gross profit, was 49.2 percent in the 2014 third quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2014 third quarter was $767.5 million, or 94 percent of revenue, compared to $627.5 million, or 93 percent of revenue, in the 2013 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $41.7 million, or 5 percent of revenue, in the 2014 third quarter compared to $38.8 million, or 6 percent of revenue, in the 2013 third quarter.

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Trailing twelve-month return on average shareholders’ equity was 35.1 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 28.6 percent. As of September 27, 2014, the Company had $178 million in cash and short term investments and had $192 million available for borrowing under the Company’s senior credit facility. Landstar purchased approximately 940,000 shares of its common stock during the 39 weeks ended September 27, 2014 at an aggregate cost of $56.4 million. Currently, there are approximately 1,828,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. In addition, Landstar announced that its Board of Directors has declared a quarterly dividend of $0.07 per share payable on December 5, 2014 to stockholders of record at the close of business on November 11, 2014. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Landstar’s 2014 third quarter results were again outstanding,” said Landstar Chairman and CEO Henry Gerkens. “Revenue, gross profit, operating income, net income, and diluted earnings per share were all third quarter records. Overall, demand for Landstar’s truck transportation services in the 2014 third quarter continued to be very strong, as the number of loads hauled via truck increased 11 percent over the 2013 third quarter. Revenue per load hauled via truck also remained very strong and increased 10 percent over the 2013 third quarter. In fact, Landstar’s average revenue per load hauled via truck in the 2014 third quarter was the highest quarterly average revenue per load in the Company’s history. Landstar experienced very strong revenue growth over the 2013 third quarter with respect to both loads hauled via van equipment and loads hauled via unsided/platform equipment. On a quarter-over-prior-year-quarter basis, revenue hauled via van equipment increased 24 percent and revenue hauled via unsided/platform equipment increased 20 percent. Despite an increased provision for incentive compensation, our operating margin was an impressive 49.2 percent in the 2014 third quarter and was the second highest third quarter operating margin in Landstar’s history. And finally, diluted earnings per share from continuing operations in the 2014 third quarter increased a healthy 32 percent over the 2013 third quarter.”

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Gerkens continued, “The strength in both the number of loads hauled via truck and truck revenue per load experienced in the 2014 third quarter has so far continued through the first several weeks of October. Currently, I would also anticipate that the strength in both load volume and revenue per load from truck transportation services should continue throughout the remainder of the 2014 fourth quarter. I also am aware that historically the back half of any fourth quarter has been somewhat unpredictable. As such, my range of estimated consolidated revenue for the 2014 fourth quarter is from a low end of $800 million to a high end of $840 million. Assuming that range of estimated fourth quarter revenue, I would anticipate fourth quarter diluted earnings per share from continuing operations to be in a range of $0.77 to $0.82 per share compared to $0.55 per diluted share from continuing operations in the 2013 fourth quarter. For the year, I expect consolidated revenue to exceed $3.0 billion for the first time in the Company’s history. In addition, I anticipate that gross profit, operating income and diluted earnings per share in 2014 will also achieve full year Company records.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2014 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2013 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue	$2,321,960	$1,972,805	$819,320	$675,535
Investment income	1,027	1,111	332	366

Costs and expenses:
Purchased transportation	1,792,560	1,512,677	633,596	518,141
Commissions to agents	181,196	156,377	64,631	53,630
Other operating costs, net of gains on asset dispositions	19,350	15,396	6,521	6,011
Insurance and claims	37,732	36,907	12,026	13,335
Selling, general and administrative	108,567	94,967	36,215	30,990
Depreciation and amortization	20,419	20,743	7,086	7,180

Total costs and expenses	2,159,824	1,837,067	760,075	629,287

Operating income	163,163	136,849	59,577	46,614
Interest and debt expense	2,260	2,367	774	856

Income from continuing operations before income taxes	160,903	134,482	58,803	45,758
Income taxes	60,585	50,736	22,048	17,255

Income from continuing operations	100,318	83,746	36,755	28,503

Income from discontinued operations, net of income taxes	—	2,706	—	743

Net income	$100,318	$86,452	$36,755	$29,246

Earnings per common share:
Income from continuing operations	$2.23	$1.81	$0.82	$0.62
Income from discontinued operations	—	0.06	—	0.02
Earnings per common share	2.23	1.87	0.82	0.64

Diluted earnings per share:
Income from continuing operations	$2.22	$1.81	$0.82	$0.62
Income from discontinued operations	—	0.06	—	0.02
Diluted earnings per share	2.22	1.87	0.82	0.64

Average number of shares outstanding:
Earnings per common share	45,018,000	46,156,000	44,713,000	45,708,000

Diluted earnings per share	45,222,000	46,323,000	44,937,000	45,856,000

Dividends per common share	$0.19	$—	$0.07	$—

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$140,591	$180,302
Short-term investments	37,664	34,939
Trade accounts receivable, less allowance of $4,687 and $3,773	455,478	378,732
Other receivables, including advances to independent contractors, less allowance of $3,449 and $4,253	12,355	73,903
Deferred income taxes and other current assets	16,322	14,592

Total current assets	662,410	682,468

Operating property, less accumulated depreciation and amortization of $157,379 and $157,985	203,568	177,329
Goodwill	31,134	31,134
Other assets	83,113	79,765

Total assets	$980,225	$970,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$32,232	$27,780
Accounts payable	203,203	157,796
Current maturities of long-term debt	34,619	27,567
Insurance claims	29,153	92,280
Other current liabilities	43,120	70,237

Total current liabilities	342,327	375,660

Long-term debt, excluding current maturities	80,507	73,938
Insurance claims	23,293	24,171
Deferred income taxes and other non-current liabilities	38,426	42,446

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,211,626 and 67,017,858 shares	672	670
Additional paid-in capital	186,097	179,807
Retained earnings	1,264,811	1,173,044
Cost of 22,474,331 and 21,528,693 shares of common stock in treasury	(955,613)	(899,028)
Accumulated other comprehensive loss	(295)	(12)

Total shareholders’ equity	495,672	454,481

Total liabilities and shareholders’ equity	$980,225	$970,696

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue generated through (in thousands):
Business Capacity Owners (1)	$1,126,213	$987,914	$385,524	$342,366
Truck Brokerage Carriers	1,051,118	837,005	381,964	285,183
Rail intermodal	58,957	55,450	21,936	18,762
Ocean and air cargo carriers	56,168	65,082	19,731	20,061
Other (2)	29,504	27,354	10,165	9,163

	$2,321,960	$1,972,805	$819,320	$675,535

Number of loads:
Business Capacity Owners (1)	614,800	591,200	203,430	198,830
Truck Brokerage Carriers	555,100	495,240	197,930	163,500
Rail intermodal	22,840	22,100	8,560	7,710
Ocean and air cargo carriers	12,110	12,370	4,100	4,330

	1,204,850	1,120,910	414,020	374,370

Revenue per load:
Business Capacity Owners (1)	$1,832	$1,671	$1,895	$1,722
Truck Brokerage Carriers	1,894	1,690	1,930	1,744
Rail intermodal	2,581	2,509	2,563	2,433
Ocean and air cargo carriers	4,638	5,261	4,812	4,633

			September 27, 2014	September 28, 2013
Truck Capacity Providers
Business Capacity Owners (1) (3)			8,252	7,890

Truck Brokerage Carriers:
Approved and active (4)			25,250	21,171
Approved			11,884	11,143

			37,134	32,314

Total available truck capacity providers			45,386	40,204

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,792 and 8,410 at September 27, 2014 and September 28, 2013, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.